Exhibit 99.1

Cryoport Appoints Robert Hariri, MD, PhD to its Board of Directors

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Conference call scheduled for 4:30 p.m. ET on Monday, October 5th to introduce Dr. Hariri

Lake Forest, CA, October 1, 2015 - Cryoport, Inc. (NASDAQ: CYRX) (“Company”) today announced the appointment of Robert Hariri, MD, PhD to its Board of Directors.

Dr. Hariri is the Chairman, Founder and Chief Scientific Officer of Celgene Cellular Therapeutics, one of the world’s largest human cellular therapeutics companies and wholly owned subsidiary of Celgene Corporation (NASDAQ: CELG).  He has pioneered the use of stem cells and biomaterials to treat a range of life threatening diseases and has made transformative contributions in the field of tissue engineering.

Dr. Hariri is a visionary scientist, surgeon, aviator and entrepreneur. He has over 100 issued and pending patents; authored over 100 published chapters, articles and abstracts; and is most recognized for his discovery of pluripotent stem cells from the placenta and as a member of the team which discovered the physiological activities of TNF (tumor necrosis factor).

Along with J. Craig Venter, PhD, Dr. Hariri, is Co-Founder & President of Human Longevity Cellular Therapeutics, Inc. located in San Diego, CA, a leader in genomics and cellular technology. He is Founder and Chairman of Myos Corporation located in Cedar Knolls, NJ (NASDAQ: MYOS ), an emerging bio-therapeutics and bio-nutrition company focused on the discovery, development and commercialization of products that improve muscle health and function essential to the management of sarcopenia, cachexia and chronic and acute muscle diseases.

Dr. Hariri also serves on numerous Boards of Directors, including Myos Corporation, Bionik Laboratories and Provista Diagnostics. Dr. Hariri is a member of the scientific advisory board for the Archon X PRIZE for Genomics, which is awarded by the X PRIZE Foundation.  He is also a member of the Board of Trustees of the J. Craig Venter Institute, a Trustee of the Liberty Science Center and has been appointed Commissioner of the New Jersey Commission on Cancer Research.

Dr. Hariri was recipient of the Thomas Alva Edison Award in 2007 and 2011, The Fred J. Epstein Lifetime Achievement Award and has received numerous other honors for his many contributions to biomedicine and aviation. He is an Adjunct Associate Professor of Pathology at the Mount Sinai School of Medicine and served as a member of the Board of Visitors of his alma mater, Columbia University School of Engineering & Applied Sciences and the Science & Technology Council of the College of Physicians and Surgeons. Dr. Hariri was awarded his M.D. and Ph.D. degrees from Cornell University Medical College and received his surgical training at The New York Hospital-Cornell Medical Center.  He also directed the Aitken Neurosurgery Laboratory and the Center for Trauma Research.

Dr. Hariri has also produced several feature films and documentaries, which can be reviewed at www.imdb.com.

Dr. Hariri stated, “As an established investor in Cryoport’s common stock, I have a great deal of confidence in the need and demand for Cryoport’s cold chain and logistical solutions in the life sciences market, which is expected to increase substantially as cellular therapies such as stem cells, immunotherapies and, especially, CAR-T cell therapies come to commercialization. These advanced therapies require rigid and well-designed enhanced cold chain management solutions to ensure effective patient treatment, as temperature excursion will affect efficacy. To effectively bring these therapies through clinical trials and commercialization, after receiving FDA approval, the use of advanced cold-chain solutions, such as Cryoport’s, is crucial. The cellular therapies market, on a broad scale, is greatly enhanced by the presence and use of Cryoport’s technologies.”

He continued, “My extensive involvement with cellular and regenerative medicines throughout my career brought Cryoport to my attention long before being invited to join the Company’s Board of Directors. As indicated by my previous actions, I believe the Company is an incredible investment opportunity as the services Cryoport provide are crucial to the development of the next stage of the life sciences industry and cellular therapies, in particular.”

Jerrell Shelton, CEO of Cryoport, said, “The appointment of such a notable cellular therapy industry participant as Dr. Robert Hariri speaks volumes about Cryoport’s positioning within the advancing life sciences markets, including stem cells; immunotherapies, especially CAR-T cell therapies; animal husbandry; and human reproductive medicine.  Dr. Hariri will be an enormous asset to our company and its Board of Directors, as he brings wide ranging and extensive experience within cellular and regenerative therapies.”

“Cryoport’s services as applied in cellular and regenerative medicines achieve the highest possible standards in cold chain logistics, especially as related to standardizing cell cryopreservation during shipment packaging, shipping, information, and, sometimes, short duration storage. Dr. Hariri’s recognition of Cryoport as the most advanced cryogenic logistics solution in the world is a tribute to the Cryoport team and the services provided by the company,” concluded Shelton.

Conference Call

Cryoport will host a conference call at 4:30 p.m. ET on Monday, October 5, 2015 to introduce Dr. Robert Hariri.  Participants should dial 1-888-504-7963 (United States) or 1-719-325-2432 (International) and request the “Cryoport call.” A live audio webcast of the call will also be available on the Investor Relations section of the Company’s website at www.cryoport.com. Please allow 10 minutes prior to the call to visit this site to download and install any necessary audio software.

An archive of the webcast will be available approximately two hours after completion of the live event and will be accessible on the Investor Relations section of the Company's website at www.cryoport.com for a limited time.  A dial-in replay of the call will also be available to those interested until October 12, 2015.  To access the replay, dial 1-877-870-5176 (United States) or 1-858-384-5517 (International) and enter replay pin number: 373591.

 About Cryoport, Inc.

Cryoport is the premier provider of cryogenic logistics solutions to the life sciences industry through its purpose-built proprietary packaging, information technology and specialized cold chain logistics expertise. The Company provides leading edge logistics solutions for biologic materials, such as immunotherapies, stem cells, CAR-T cells and reproductive cells for clients worldwide. Leading global companies, such as FedEx, UPS and DHL have each separately selected Cryoport as the preferred cryogenic logistics provider for time- and temperature-sensitive biological material.  Cryoport actively supports points-of-care, CRO’s, central laboratories, pharmaceutical companies, contract manufacturers and university researchers. For more information, visit www.cryoport.com.

To download Cryoport's investor relations app, which offers access to SEC documents, press releases, videos, audiocasts and more, please click to download from your iPhone and iPad or  Android mobile device.

Forward Looking Statements

Statements in this news release which are not purely historical, including statements regarding Cryoport, Inc.’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. It is important to note that the company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effect of changing economic conditions, trends in the products markets, variations in the company's cash flow, market acceptance risks, and technical development risks. The company’s business could be affected by a number of other factors, including the risk factors listed from time to time in the company's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended March 31, 2015. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Cryoport, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

Investor Contacts:

Todd Fromer / Garth Russell

tfromer@kcsa.com / grussell@kcsa.com

P: 1 212-682-6300